Exhibit 10(o)
                      JAMES RIVER CORPORATION OF VIRGINIA
                            1993 PROFIT SHARING PLAN
                             FOR SALARIED EMPLOYEES
                       EFFECTIVE AS OF DECEMBER 27, 1993
     JAMES RIVER CORPORATION OF VIRGINIA, a Virginia corporation (the "Company"), hereby adopts the 1993 Profit Sharing Plan for Salaried Employees (the "Plan"), subject to shareholder approval. This Plan supersedes the Company's existing Profit Sharing Plan for Salaried Employees, effective for the Company's fiscal year beginning December 27, 1993, and subsequent years. The Plan has been adopted by the Board of Directors of the Company and will be submitted to the Company's shareholders for approval at the 1994 annual shareholders' meeting.
     1. PURPOSE. The Plan is a bonus plan and is intended to advance the interests of the Company by providing eligible salaried employees with annual incentives to increase the productivity of the Company and its subsidiaries.
     2. DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below unless the context clearly requires a different meaning:
          (a)  CODE. The Internal Revenue Code of 1986, as amended.
          (b) COMMITTEE. The compensation committee appointed by the Board to administer this Plan pursuant to Section 9.
          (c) COMPANY. James River Corporation of Virginia and any successor by merger or otherwise.
          (d) DISABLED. The meaning given this term in the James River Corporation of Virginia Long Term Disability Plan, as in effect from time to time.
          (e) DIVESTITURE. A sale or other divestiture by the Company of the business unit in which an employee is employed.
          (f) EARLY RETIREMENT DATE. The meaning given this term in the James River Corporation of Virginia Retirement Plan for Salaried and Other Non-Bargaining Unit Employees, as in effect from time to time.
          (g) JOB ELIMINATION. The elimination of an employee's position under circumstances in which the employee is entitled to salary continuation under the terms of the James River Corporation of Virginia Salary Continuation Plan, as in effect from time to time.
          (h) NON-EXEMPT EMPLOYEE. An employee who is not exempt from the minimum wage and maximum hour requirements of the Fair Labor Standards Act.
          (i) NORMAL RETIREMENT DATE. The meaning given this term in the James River Corporation of Virginia Retirement Plan for Salaried and Other Non-Bargaining Unit Employees, as in effect from time to time.
          (j) PLAN. The James River Corporation of Virginia Profit Sharing Plan for Salaried Employees.
          (k) PROFIT SHARING POOL. The total amount designated to be paid as profit sharing awards for a fiscal year pursuant to Section 5.
          (l) RL. The responsibility level assigned to an employee pursuant to the attached Chart 2.
          (m) SALARY. An employee's base salary in effect as of the last day of the fiscal year (pro rated for employees who are entitled only to a pro rata distribution), plus, in the case of a Non-Exempt Employee, any overtime paid to the employee during the fiscal year.

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     3.   ELIGIBILITY.
          (a) Except as provided below, all regular non-bargaining unit salaried employees (excluding employees who participate in other short-term bonus or incentive plans) of the Company and its U.S. and Canadian subsidiaries are eligible to participate in the Plan. Employees who transfer to regular non-bargaining unit salaried status during a fiscal year and eligible employees who cease participating in other short-term bonus or incentive plans will be eligible to participate in this Plan on a time-weighted basis from their date of eligibility. Employees who transfer to hourly or bargaining unit status or who become eligible to participate in other short-term bonus or incentive plans will be eligible to receive PRO RATA awards for the portion of the fiscal year in which the employees were actively at work in an eligible position.
          (b) Except as set forth below, only employees who are employed by the Company or a U.S. or Canadian subsidiary through the end of the applicable fiscal year shall be eligible to receive awards for the fiscal year. Employees who are hired during the fiscal year will participate in the Plan on a time-weighted basis from their date of employment. Employees who die, become Disabled or retire on or after their Early Retirement Date or Normal Retirement Date, and employees whose employment is terminated on account of temporary layoff, Job Elimination or Divestiture of the business unit in which the employee was employed will be eligible to receive pro rata awards for the portion of the fiscal year in which the employees were actively employed by the Company or a subsidiary. For purposes of the Plan, an employee's employment will be considered to be terminated on account of a Divestiture if the employee ceases to be an employee of the Company and its subsidiaries as of the date of, and as a direct result of, the Divestiture of the business unit in which the employee was employed.
          (c) Employees of foreign operations (other than employees of Canadian subsidiaries) will not participate in the Plan.
     4.   CRITERIA FOR PROFIT SHARING AWARDS.
          (a) Before the beginning of each fiscal year, the Committee shall establish the performance goals for the year, by establishing in writing the levels of pre-tax, pre-profit sharing profits and return on equity to be used for purposes of Chart 1 for the year. The attached Chart 1 shall be used for the fiscal year beginning in 1993 and each subsequent year until the Committee revises Chart 1 (using the same format and criteria) before the beginning of a fiscal year. The performance goals for a fiscal year may not be modified after the year begins.
          (b) For purposes of the Plan, pre-tax, pre-profit sharing profits and return on equity shall be determined based on the audited financial statements of the Company and its U.S. and Canadian subsidiaries and shall exclude extraordinary charges and income.
          (c) Each eligible employee will be assigned a responsibility level (RL)equating to the employee's salary grade level according to Chart 2.
          (d) Awards will be calculated for each eligible employee based on the employee's Salary multiplied by the applicable bonus percentage. The bonus percentage will be determined by the formula described below.
     5. CALCULATION OF PROFIT SHARING POOL. The total amount designated to be paid as profit sharing awards for the fiscal year (the Profit Sharing
Pool) shall be a percentage of the consolidated pre-tax, pre-profit sharing profits, before extraordinary items, of the Company and its U.S. and Canadian subsidiaries for the fiscal year, as determined by return on equity for the year according to Chart 1. The Committee may reduce the total Profit Sharing Pool before the end of the fiscal year if the Committee deems such a reduction to be in the best interests of the Company.
     6. CALCULATION OF INDIVIDUAL AWARDS. After the Profit Sharing Pool is determined pursuant to Section 5, individual awards will be calculated for all eligible employees as follows:

                                                       Profit
Individual     Employee's     Employee's RL /          Sharing Pool /
Award      =   Salary      x  Salary-Weighted    x     Total Eligible
                              Average RL for           Employees'
                              All Eligible             Salaries
                              Employees

     7.   FINAL EMPLOYEE AWARD.
          (a) An employee's profit sharing award for a fiscal year will be the award computed for the employee pursuant to Section 6; provided, however, that an employee's profit sharing award may not exceed $1,000,000 for any fiscal year. If an employee's award would otherwise exceed this limit, the amount in excess of this limit shall be added back to the Profit Sharing Pool and allocated to the other eligible employees according to the formula described above.
          (b) Before any profit sharing awards may be paid for a fiscal year, the Committee shall certify that the performance goals set forth in Chart 1 and the other requirements of the Plan have been satisfied for the fiscal year. No payments shall be made unless and until the Committee makes this certification.
     8.   PAYMENT OF AWARDS.
          (a) Awards shall be paid in cash as soon as is practicable following the end of the fiscal year for which they are computed. All awards under the Plan shall be paid subject to federal, state and local income and payroll tax withholding.
          (b) An employee shall receive no profit sharing award for a year if the employee's employment with the Company and its subsidiaries terminates prior to the last day of the fiscal year for any reason other than death, Disability, retirement on or after the employee's Early Retirement Date or Normal Retirement Date, temporary layoff, Job Elimination or a Divestiture of the business unit in which the employee was employed. An employee who terminates employment for one of the reasons described in the preceding sentence shall receive a pro rata award pursuant to Section 3(b). An employee shall not forfeit an award if the employee terminates employment after the end of the applicable fiscal year, but prior to the distribution of the award for such year.
          (c) If an employee dies and is subsequently entitled to receive an award under the Plan, the award shall be paid to the personal representative of the employee's estate.
     9.   ADMINISTRATION.
          (a) The Plan shall be administered by the compensation committee of the Board of Directors (the Committee), which shall be comprised solely of two or more outside directors, as that term is defined for purposes of Code Section 162(m). If any member of the Committee fails to qualify as an outside director, such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations.
          (b) The Committee may adopt rules and regulations for carrying out the Plan, and the Committee may take such actions as it deems appropriate to ensure that the Plan is administered in the best interests of the Company. The Committee has the authority to construe and interpret the Plan, resolve any ambiguities, and make determinations with respect to the eligibility for or amount of benefits. The interpretation, construction and administration of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
     10. RIGHTS. Participation in the Plan and the right to receive bonuses under the Plan shall not give an employee any proprietary interest in the Company, any subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. An employee shall for all purposes be a general creditor of the Company. The interests of an employee cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors. Nothing in the Plan shall confer upon any employee the right to continue in the employ of the Company or any subsidiary or shall interfere with or restrict in any way the right of the Company and its subsidiaries to discharge an employee at any time for any reason whatsoever, with or without cause.
     11. SUCCESSORS. The Plan shall be binding on the employees and their personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest.
     12. AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan at any time as it deems appropriate; provided that (i) no amendment or termination of the Plan after the end of a fiscal year may increase or decrease the total profit sharing awards for the fiscal year just ended and
(ii) to the extent required to meet the requirements of Code Section 162(m) for performance-based compensation, any amendment that makes a material change to the Plan must be approved by the shareholders of the Company. The Board is specifically authorized to amend the Plan as necessary or appropriate to comply with Code Section 162(m) and regulations issued thereunder.
     13. INTERPRETATION. If any provision of the Plan would cause the Plan to fail to meet the Code Section 162(m) requirements for performance-based compensation, then that provision of the Plan shall be void and of no effect. The Plan shall be interpreted according to the laws of the Commonwealth of Virginia.
     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 24th day of February, 1994.
                                        JAMES RIVER CORPORATION OF VIRGINIA
                                        By: /S/ CLIFFORD A. CUTCHINS, IV
                                             Senior Vice President,
                                             General Counsel,
                                             Corporate Secretary
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Appendix (1) Exhibit 10(o)

Narrative description of graphic material pursuant to Rule 304(a) of Regulation S-T

Chart 1: A graph showing the corporate return on equity on the x-axis ranging from zero to thirty and the profit sharing pool as a percent of pretax dollars on the y-axis ranging from zero to ten.

     The curve starts at two on the x-axis and intersects at 8.5% pretax dollars and 10% corporate return on equity and then flattens out at 9% net pretax profit from 14% to 30% corporate return on equity.


Chart 2: A chart showing salary grades (SG), ranging from 20 to 74 and the corresponding responsibility levels (RL) for each grade ranging from .50 to 6.35.